UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2026

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56692	88-2921736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, 8th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 988-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2026, the Board of Directors (the “Board”) of Verses AI, Inc. (the “Company”) approved a compensation arrangement for David Scott, the Company’s recently appointed Interim Chief Executive Officer. Pursuant to such arrangement, as compensation for serving as the Company’s Interim Chief Executive Officer, Mr. Scott will receive cash compensation of $15,000 per month, commencing in March 2026, as well as 120,000 non-qualified stock options (the “Interim CEO Stock Options”) to be granted under the Company’s Omnibus Equity Incentive Plan (the “Plan”). The Interim CEO Stock Options have an exercise price of $0.68 per share, which is equal to the closing price of the Company’s Class A Subordinate Voting Shares as reported on the OTCQB Marketplace, and will vest incrementally according to the following schedule: (i) 20,000 on the date of grant, and (ii) the remainder in equal installments on a weekly basis over the 52 week period commencing on March 9, 2026, subject to Mr. Scott’s continued service as the Company’s Interim Chief Executive Officer.

Additionally, the Board approved a resolution that provided that Mr. Scott will receive 50,000 restricted stock units (“RSUs”) pursuant to the terms of the Plan in connection with a change in control transaction whereby (i) one or more non-affiliated persons acquires direct or indirect “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least 50% of the Company’s issued and outstanding equity shares at a price per share of at least Cdn$8.00 per share, (ii) all or substantially all of the Company’s assets are sold whereby the value of the aggregate consideration for such sale equals the sum of the total outstanding equity shares of the Company multiplied by Cdn$8.00 per share, or (iii) the Company is acquired through a merger, exchange of securities, amalgamation, or statutory arrangement by any non-affiliated persons(s) for aggregate consideration equal to Cdn$8.00 per share (collectively, a “Change in Control Transaction”). Mr. Scott shall be granted the RSUs upon the signing of a binding definitive agreement concerning a Change in Control Transaction, and such RSUs shall fully vest upon the closing of such Change in Control Transaction.

Item 7.01. Regulation FD Disclosure.

On March 10, 2026, management of Verses AI Inc. (the “Company”) hosted a webinar over the internet to discuss technology updates at the Company. A copy of each of the transcript of the webinar as well as a copy of a presentation given at the webinar are furnished with this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Transcript of Webinar dated March 10, 2026
99.2	Presentation Materials dated March 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verses AI Inc.

March 11, 2026	By:	/s/ James Christodoulou
James Christodoulou
Chief Financial Officer

-3-